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EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                               ACADIA REALTY TRUST

239 Greenwich Associates Limited Partnership
Acadia 239 Greenwich Avenue, LLC
Acadia Altamonte Springs, LLC
Acadia Amherst, LLC
Acadia Bartow Avenue, LLC
Acadia Brandywine Condominium, LLC
Acadia Brandywine Holdings Special Member, LLC
Acadia Brandywine Holdings, Inc.
Acadia Brandywine Holdings, LLC
Acadia Brandywine Subsidiary, Inc.
Acadia Brandywine Subsidiary, LLC
Acadia Brandywine Town Center Special Member, LLC
Acadia Brandywine Town Center, Inc.
Acadia Brandywine Town Center, LLC
Acadia Crossroads, LLC
Acadia D.R. Management, Inc.
Acadia Granville, LLC
Acadia Haygood, LLC
Acadia Heathcote, LLC
Acadia Hendon Hitchcock Plaza, LLC
Acadia K-H, LLC
Acadia Levitz, LLC
Acadia Mad River Property LLC
Acadia Market Square Special Member, LLC
Acadia Market Square, Inc.
Acadia Market Square, LLC
Acadia Merrillville Realty, Inc.
Acadia Merrillville Realty, L.P.
Acadia Mervyn I, LLC
Acadia Mervyn II, LLC
Acadia Mervyn Investors I, LLC
Acadia Mervyn Investors II, LLC
Acadia Mervyn Promote Member I, LLC
Acadia Mervyn Promote Member II, LLC
Acadia New Loudon, LLC
Acadia Pacesetter LLC
Acadia Property Holdings, LLC
Acadia Realty Acquisition I, LLC
Acadia Realty Acquisition II, LLC
Acadia Realty Limited Partnership
Acadia Realty Management Services, Corp.
Acadia Realty Trust
Acadia Rockville, LLC
Acadia Sheffield Crossing, LLC
Acadia Sterling Heights, LLC
Acadia Strategic Opportunity Fund II, LLC
Acadia Strategic Opportunity Fund, LP
Acadia Tarrytown, LLC
Acadia Town Line, LLC
Acadia-Noddle Tarrytown Development Co., LLC
Acadia-P/A Canarsie, LLC
Acadia-P/A Holding Company, LLC
Acadia-P/A Sherman Avenue, LLC
Acadia-PA East Fordham Acquisitions, LLC
ACRS, Inc.
AmCap Acadia 8th Addition, LLC
AmCap Acadia 9th Addition, LLC
AmCap Acadia Agent, LLC
AmCap Acadia Atlanta LP
AmCap Acadia Batesville, LLC
AmCap Acadia Benton, LLC

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AmCap Acadia Carthage LP
AmCap Acadia Cary, LLC
AmCap Acadia Cincinnati, LLC
AmCap Acadia Conroe LP
AmCap Acadia Great Bend, LLC
AmCap Acadia Hanrahan, LLC
AmCap Acadia Indianapolis, LLC
AmCap Acadia Irving LP
AmCap Acadia K-H Holding, LLC
AmCap Acadia K-H, LLC
AmCap Acadia Little Rock, LLC
AmCap Acadia Longview, LLC
AmCap Acadia Mustang, LLC
AmCap Acadia Pratt, LLC
AmCap Acadia Roanoke, LLC
AmCap Acadia Roswell, LLC
AmCap Acadia Ruidoso, LLC
AmCap Acadia San Ramon, LLC
AmCap Acadia Shreveport, LLC
AmCap Acadia Springerville, LLC
AmCap Acadia Tucson, LLC
AmCap Acadia Tulsa, LLC
Blackman Fifty L.P.
Blackman Fifty Realty Corp.
Crossroads II
Crossroads II, LLC
Crossroads Joint Venture
Crossroads Joint Venture, LLC
Heathcote Associates, L.P.
Mark Plaza Fifty L.P.
Mark Plaza Fifty Realty Corp.
Mark Twelve Associates, L.P.
New Castle Fifty Realty Corp.
P/A-Acadia Pelham Manor, LLC
Pacesetter/Ramapo Associates
Port Bay Associates, LLC
RD Abington Associates Limited Partnership
RD Absecon Associates, L.P.
RD Absecon, Inc.
RD Bloomfield Associates Limited Partnership
RD Branch Associates L.P.
RD Columbia Associates, L.P.
RD Elmwood Associates, L.P.
RD Hobson Associates, L.P.
RD Methuen Associates Limited Partnership
RD Smithtown, LLC
RD Village Associates Limited Partnership
RD Whitegate Associates, L.P.
RD Woonsocket Associates Limited Partnership